EXHIBIT 99.1

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

FD
Leigh Parrish, Caren Villarreal
212-850-5600

dELiA*s, INC. ANNOUNCES

FIRST QUARTER 2009 RESULTS

•	First quarter revenue increase of 11.3% to $52.1 million

•	Comparable store sales slightly positive, with improved merchandise margins

•	Net loss from continuing operations reduced by 39%

New York, NY – May 28, 2009 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its first quarter of fiscal 2009. All financial results in this press release are for continuing operations unless otherwise stated.

Robert Bernard, Chief Executive Officer, commented, “Our business experienced continued positive momentum as we entered the new fiscal year with double-digit sales growth in both our retail and direct segments. In light of the current environment, we were pleased with our comparable store sales performance and improved merchandise margin in the retail business. Our careful edit of our dELiA*s brand, along with our emphasis on outfitting, continues to resonate well with our core teenage customer. In addition, we are encouraged by the improvement in top-line results in our direct business, driven by both full price and clearance sales.”

Fiscal First Quarter Results

Total revenue for the first quarter of fiscal 2009 increased 11.3% to $52.1 million from $46.8 million in the first quarter of fiscal 2008. Revenue from the retail segment increased 10.0% to $25.2 million, or 48.4% of total revenue. Revenue from the direct segment increased 12.5% to $26.9 million, or 51.6% of total revenue.

Total gross margin was 32.4% in the first quarter of fiscal 2009 as compared to 33.5% in the prior year quarter, which reflects increased clearance sales in the direct segment partially offset by an improvement in merchandise margin in the retail segment.

Selling, general and administrative (SG&A) expenses were $22.2 million, or 42.5% of sales, for the first quarter of 2009, compared to $22.7 million, or 48.5% of sales in the first quarter of 2008. The improvement in SG&A expenses as a percentage of sales reflects the leveraging of selling expenses on higher sales in both the retail and direct segments, and reductions in overhead costs.

Results for the first quarter of 2009 reflect approximately $1.7 million of cost reductions related to the Company’s recent restructuring process.

Net loss for the first quarter of fiscal 2009 improved to $3.6 million, or $0.12 per diluted share, compared to a net loss of $5.9 million, or $0.19 per diluted share, for the first quarter of fiscal 2008. Income from discontinued operations for the first quarter of 2008 was $2.0 million. Net loss for the first quarter of fiscal 2008, including the results of discontinued operations, was $3.9 million, or $0.13 per diluted share.

In addition, the Company paid approximately $23.7 million in income taxes for fiscal 2008 during the quarter, primarily related to the gain on the sale of CCS.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the first quarter of fiscal 2009 increased 10.0% to $25.2 million from $22.9 million in the first quarter of fiscal 2008. Retail comparable store sales increased 0.2% for the first quarter compared to an increase of 1.7% for the first quarter of fiscal 2008. Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, increased to 22.3% from 21.4% in the prior year period. The increase in retail segment gross margin was driven by improved merchandise margins.

SG&A expenses for the retail segment were $10.5 million, or 41.8% of sales, in the first quarter of 2009 compared to $10.7 million, or 46.7% of sales, in the prior year period, reflecting the leveraging of store selling expenses on higher sales and reductions in overhead costs. The operating loss for the first quarter for the retail segment improved to $4.9 million from $5.8 million in the prior year period.

The Company opened three store locations during the first quarter of fiscal 2009, including one relocated store, ending the period with 99 stores.

Direct Segment Results

Total revenue for the direct segment for the first quarter of fiscal 2009 increased 12.5% to $26.9 million from $23.9 million. Sales were driven by increased volume as a result of higher clearance activity following the fourth quarter holiday sales period, as well as increases in full price spring selling. Gross margin for the direct segment was 41.8% compared to 45.1% in the first quarter of the prior year due to increased clearance. SG&A expenses for the direct segment were $11.6 million, or 43.3% of sales, compared to $12.0 million, or 50.1% of sales, in the prior year period. The significant improvement in SG&A as a percentage of sales reflects the leveraging of catalog expenses on higher sales and reductions in overhead costs. The operating loss for the first quarter for the direct segment was $0.4 million compared with a loss of $1.2 million in the prior year period.

Robert Bernard, Chief Executive Officer, commented, “We are pleased with the improvement in sales trends and traffic that we experienced in April with the Easter and Spring Break shift. That said, as we enter the second quarter we are finding that traffic has slowed, and we expect sales trends to be challenging until the beginning of the Back to School selling season. However, we are confident in our merchandise assortment and comfortable with our retail inventory and believe we will be able to drive increased margins. We continue to be optimistic about our prospects for the year and we remain on track with our expectations to achieve break-even EBITDA for fiscal 2009. Over the long-term, we will remain focused on maximizing our growth opportunities and realizing the full potential of our dELiA*s and Alloy brands as we continue to provide an exciting and distinctive offering to our core customer.”

Supplemental Disclosures

Additional comparable historical information for the years ended January 31, 2009, February 2, 2008 and February 3, 2007 is provided in the attached tables in order to reflect the Company’s former CCS business as discontinued operations.

Conference Call and Webcast Information

A conference call to discuss first quarter 2009 results is scheduled for Thursday, May 28, 2009 at 10:00 a.m. eastern time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until June 28, 2009 and can be accessed by dialing 888-286-8010 and providing the passcode 89636081.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	May 2, 2009	January 31, 2009	May 3, 2008
	(unaudited)		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$51,690	$92,512	$8,343
Restricted cash	9,350	—	—
Inventories, net	29,082	33,942	25,797
Prepaid catalog costs	2,024	2,759	2,906
Deferred income taxes	2,000	2,000	—
Other current assets	7,719	5,481	7,278
Assets held for sale	—	—	13,055

Total current assets	101,865	136,694	57,379

Property and equipment, net	54,282	53,164	55,990
Goodwill	12,073	12,073	12,073
Intangible assets, net	2,434	2,440	2,478
Other assets	406	430	276
Assets held for sale	—	—	28,170

Total assets	$171,060	$204,801	$156,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,414	$21,389	$19,368
Bank loan payable	—	—	1,858
Current portion of mortgage note payable	2,150	2,205	213
Accrued expenses and other current liabilities	28,862	28,822	28,726
Income taxes payable	1,554	25,243	690
Liabilities held for sale	—	—	330

Total current liabilities	46,980	77,659	51,185

Deferred credits and other long-term liabilities	12,158	11,813	9,530
Long-term portion of mortgage note payable	—	—	2,155

Total liabilities	59,138	89,472	62,870

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock; $.001 par value, 25,000,000 shares authorized, none issued	—	—	—
Common Stock; $.001 par value; 100,000,000 shares authorized; 31,199,889, 31,199,889 and 31,026,473 shares issued and outstanding, respectively	31	31	31
Additional paid-in capital	97,955	97,728	97,003
Retained earnings (accumulated deficit)	13,936	17,570	(3,538)

Total stockholders’ equity	111,922	115,329	93,496

Total liabilities and stockholders’ equity	$171,060	$204,801	$156,366

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	May 2, 2009		May 3, 2008

Net revenues	$52,097	100.0%	$46,818	100.0%
Cost of goods sold	35,238	67.6%	31,147	66.5%

Gross profit	16,859	32.4%	15,671	33.5%

Selling, general and administrative expenses	22,166	42.5%	22,689	48.5%

Operating loss	(5,307)	-10.2%	(7,018)	-15.0%
Interest income (expense), net	9	0.0%	(89)	-0.2%

Loss from continuing operations before income taxes	(5,298)	-10.2%	(7,107)	-15.2%
Benefit for income taxes	(1,664)	-3.2%	(1,183)	-2.5%

Loss from continuing operations	(3,634)	-7.0%	(5,924)	-12.7%
Income from discontinued operations, net of income taxes	—	0.0%	1,975	4.2%
Net loss	$(3,634)	-7.0%	$(3,949)	-8.4%

Basic & diluted (loss) earnings per share:
Loss from continuing operations	$(0.12)		$(0.19)
Income from discontinued operations	$—		$0.06

Net loss	$(0.12)		$(0.13)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,029,651		30,878,134

dELiA*s Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Thirteen Weeks Ended
	May 2, 2009	May 3, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,634)	$(3,949)
Less income from discontinued operations	—	1,975

Loss from continuing operations	(3,634)	(5,924)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:

Depreciation and amortization	2,408	2,071
Stock-based compensation	227	270
Changes in operating assets and liabilities:
Restricted cash	(9,350)	—
Inventories	4,860	1,626
Prepaid catalog costs and other assets	(1,479)	164
Income taxes payable	(23,689)	112
Accounts payable, accrued expenses and other liabilities	(8,003)	(3,895)

Total adjustments	(35,026)	348

Net cash used in operating activities of continuing operations	(38,660)	(5,576)
Net cash provided by operating activities of discontinued operations	—	5,344

Net cash used in operating activities	(38,660)	(232)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,107)	(4,635)

Net cash used in investing activities	(2,107)	(4,635)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of mortgage note payable	(55)	(47)
Net borrowings under line of credit agreement	—	1,858

Net cash (used in) provided by financing activities	(55)	1,811

NET DECREASE IN CASH AND CASH EQUIVALENTS	(40,822)	(3,056)
CASH AND CASH EQUIVALENTS, beginning of period	92,512	11,399

CASH AND CASH EQUIVALENTS, end of period	$51,690	$8,343

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended
	May 2, 2009		May 3, 2008
Channel net revenues (1):
Retail	$25,234		$22,930

Direct:
Catalog	4,720		4,323
Internet	22,143		19,565

Total direct	26,863		23,888

Total net revenues	$52,097		$46,818

Internet % of total direct revenues	82%		82%

Comparable store sales	0.2%		1.7%

Catalogs mailed (1)	9,330		9,641

Inventory—retail	$13,257		$13,208

Inventory—direct (1)	$15,839		$12,589

Number of stores:
Beginning of period	97		86
Opened	3	**	7	*
Closed	1	**	1	*

End of period	99		92

Total gross sq. ft @ end of period	378.1		349.5

*	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2008.
**	Totals include one store that was closed, remodeled and reopened in the first quarter of fiscal 2009.
(1)	Restated to exclude the CCS business.

dELiA*s, Inc.

SUPPLEMENTAL FINANCIAL DATA

(in thousands)

(unaudited)

	First Quarter Ended
	2008	2007	2006
Net Sales - Continuing
Retail	$22,930	$19,678	$14,738
Direct	23,888	23,075	23,815

Total Continuing	$46,818	$42,753	$38,553

Gross Margin - Continuing
Retail	$4,908	$3,910	$3,489
Direct	10,763	10,797	11,113

Total Continuing	$15,671	$14,707	$14,602

Selling, general and administrative expenses - Continuing
Retail	$10,761	$9,199	$7,022
Direct	11,928	11,696	11,438

Total Continuing	$22,689	$20,895	$18,460

Income tax (benefit) provision
Continuing operations	$(1,183)	$(1,044)	$(1,401)
Discontinued operations	1,278	1,064	1,321

Total	$95	$20	$(80)

Net (loss) income
Continuing operations	$(5,924)	$(4,935)	$(2,409)
Discontinued operations	1,975	1,670	1,189

Total	$(3,949)	$(3,265)	$(1,220)

Earnings per share:
Continuing operations - basic and diluted	$(0.19)	$(0.16)	$(0.10)
Discontinued operations - basic and diluted	0.06	0.05	0.05

Total - basic and diluted	$(0.13)	$(0.11)	$(0.05)

Weighted average shares outstanding - basic and diluted	30,878,134	30,778,033	25,636,187

dELiA*s, Inc.

SUPPLEMENTAL FINANCIAL DATA

(in thousands)

(unaudited)

	Second Quarter Ended
	2008	2007	2006
Net Sales - Continuing
Retail	$23,621	$19,365	$14,960
Direct	21,022	20,297	22,299

Total Continuing	$44,643	$39,662	$37,259

Gross Margin - Continuing
Retail	$5,246	$3,594	$2,986
Direct	9,814	9,278	10,221

Total Continuing	$15,060	$12,872	$13,207

Selling, general and administrative expenses - Continuing
Retail	$11,379	$9,933	$7,831
Direct	11,118	10,735	10,838

Total Continuing	$22,497	$20,668	$18,669

Income tax (benefit) provision
Continuing operations	$(1,010)	$(1,110)	$(1,995)
Discontinued operations	1,073	965	1,752

Total	$63	$(145)	$(243)

Net (loss) income
Continuing operations	$(6,630)	$(6,608)	$(3,358)
Discontinued operations	1,647	1,520	229

Total	$(4,983)	$(5,088)	$(3,129)

Earnings per share:
Continuing operations - basic and diluted	$(0.21)	$(0.21)	$(0.13)
Discontinued operations - basic and diluted	0.05	0.05	0.01

Total - basic and diluted	$(0.16)	$(0.16)	$(0.12)

Weighted average shares outstanding - basic and diluted	30,893,358	30,845,214	26,374,270

dELiA*s, Inc.

SUPPLEMENTAL FINANCIAL DATA

(in thousands)

(unaudited)

	Third Quarter Ended
	2008	2007	2006
Net Sales - Continuing
Retail	$32,569	$27,282	$25,861
Direct	24,377	24,735	24,475

Total Continuing	$56,946	$52,017	$50,336

Gross Margin - Continuing
Retail	$9,761	$7,395	$8,472
Direct	11,290	11,621	12,214

Total Continuing	$21,051	$19,016	$20,686

Selling, general and administrative expenses - Continuing
Retail	$11,566	$10,880	$8,889
Direct	12,269	12,558	12,450

Total Continuing	$23,835	$23,438	$21,339

Income tax (benefit) provision
Continuing operations	$(4,377)	$(1,735)	$(213)
Discontinued operations	1,587	1,827	457

Total	$(2,790)	$92	$244

Net (loss) income
Continuing operations	$810	$(2,856)	$(524)
Discontinued operations	2,708	2,868	3,793

Total	$3,518	$12	$3,269

Earnings per share:
Basic:
Continuing operations - basic	$0.03	$(0.09)	$(0.02)
Discontinued operations - basic	0.08	0.09	0.14

Total - basic	$0.11	$0.00	$0.12

Weighted average shares outstanding - basic	31,108,981	30,858,372	27,604,578

Diluted:
Continuing operations - diluted	$0.03	$(0.09)	$(0.02)
Discontinued operations - diluted	0.08	0.09	0.14

Total - diluted	$0.11	$0.00	$0.12

Weighted average shares outstanding - diluted	31,128,163	30,858,372	27,604,578

dELiA*s, Inc.

SUPPLEMENTAL FINANCIAL DATA

(in thousands)

(unaudited)

	Fourth Quarter Ended
	2008	2007	2006
Net Sales - Continuing
Retail	$33,942	$31,744	$28,535
Direct	33,271	35,381	36,863

Total Continuing	$67,213	$67,125	$65,398

Gross Margin - Continuing
Retail	$8,823	$8,327	$7,582
Direct	16,386	17,594	18,677

Total Continuing	$25,209	$25,921	$26,259

Selling, general and administrative expenses - Continuing
Retail	$12,039	$12,073	$9,809
Direct	14,500	13,935	15,456

Total Continuing	$26,539	$26,008	$25,265

Income tax (benefit) provision
Continuing operations	$(304)	$(2,275)	$396
Discontinued operations	25,567	2,520	215

Total	$25,263	$245	$611

Net (loss) income
Continuing operations	$(873)	$2,065	$730
Discontinued operations	23,446	3,941	6,104

Total	$22,573	$6,006	$6,834

Earnings per share:
Basic:
Continuing operations - basic	$(0.03)	$0.07	$0.02
Discontinued operations - basic	0.76	0.12	0.21

Total - basic	$0.73	$0.19	$0.23

Weighted average shares outstanding - basic	31,003,988	30,857,581	30,293,755

Diluted:
Continuing operations - diluted	$(0.03)	$0.07	$0.02
Discontinued operations - diluted	0.76	0.12	0.19

Total - diluted	$0.73	$0.19	$0.21

Weighted average shares outstanding - diluted	31,003,988	30,961,350	32,116,107

dELiA*s, Inc.

SUPPLEMENTAL FINANCIAL DATA

(in thousands)

(unaudited)

	Year Ended
	2008	2007	2006
Net Sales - Continuing
Retail	$113,063	$98,069	$84,094
Direct	$102,557	$103,488	$107,452

Total Continuing	$215,620	$201,557	$191,546

Gross Margin - Continuing
Retail	$28,738	$23,226	$22,529
Direct	$48,253	$49,290	$52,225

Total Continuing	$76,991	$72,516	$74,754

Selling, general and administrative expenses - Continuing
Retail	$45,745	$42,085	$33,551
Direct	$49,815	$48,924	$50,182

Total Continuing	$95,560	$91,009	$83,733

Income tax (benefit) provision
Continuing operations	$(6,874)	$(6,164)	$(3,213)
Discontinued operations	$29,505	$6,376	$3,745

Total	$22,631	$212	$532

Net (loss) income
Continuing operations	$(12,617)	$(12,334)	$(5,561)
Discontinued operations	$29,776	$9,999	$11,315

Total	$17,159	$(2,335)	$5,754

Earnings per share:
Continuing operations - basic and diluted	$(0.41)	$(0.40)	$(0.20)
Discontinued operations - basic and diluted	0.96	0.32	0.41

Total - basic and diluted	$0.55	$(0.08)	$0.21

Weighted average shares outstanding - basic and diluted	30,942,877	30,834,884	27,545,738